EXHIBIT 15.6

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229957 and No. 333-198578) and Form F-3 (No. 333-210795) of JD.com, Inc. of our report dated April 4, 2019 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Tuniu Corporation, which appears in this Form 20F/A (Amendment No. 1).

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
June 28, 2019